EXHIBIT 23.1



                          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Ion Networks, Inc. (formerly MicroFrame, Inc.) on Form S-8 of our report dated June 26, 1998, on our audits of the consolidated financial statements of MicroFrame, Inc. and Subsidiary as of March 31, 1998 and 1997, and for the years ended March 31, 1998 and 1997, which report is included in the Annual Report on Form 10-KSB.



/S/ PRICEWATERHOUSECOOPERS LLP

New York, New York
April 19, 1999